Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
          I, Christine A. Herren, Principal Financial and Accounting Officer of Innotrac Corporation (the “Company”), certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: August 14, 2006

/s/ Christine A. Herren Christine A. Herren
Senior Director and Controller (Principal Financial Officer and Principal Accounting Officer)